Exhibit 99.1

                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1
                                     Issuer,

                      NATIONSFINANCIAL FUNDING CORPORATION
                                   Seller, and

                         SUNSTAR ACCEPTANCE CORPORATION
                                    Servicer

                                    Dated as of November 30, 1996

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                                Table of Contents
                                                                         Page

                                    ARTICLE I

                                   Definitions

           SECTION 1.1.              Definitions and Usage...................1

                                   ARTICLE II

                            Conveyance of Receivables

           SECTION 2.1.              Conveyance of Receivables...............1

                                   ARTICLE III

                                 The Receivables

           SECTION 3.1.              Representations and Warranties of
                                     Seller..................................3
           SECTION 3.1-A.            Warranties as to the Receivables in
                                     the Aggregate and Actions of the
                                     Seller..................................8
           SECTION 3.2.              Repurchase upon Breach..................9
           SECTION 3.3.              Custody of Receivable Files........... 10
           SECTION 3.4.              Duties of Servicer as Custodian....... 11
           SECTION 3.5.              Instructions; Authority To Act........ 12
           SECTION 3.6.              Custodian's Indemnification........... 12
           SECTION 3.7.              Effective Period and Termination...... 13

                                   ARTICLE IV

                   Administration and Servicing of Receivables

           SECTION 4.1.              Duties of Servicer.................... 14
           SECTION 4.2.              Collection and Allocation of
                                     Receivable Payments................... 14
           SECTION 4.3.              Realization upon Receivables.......... 15
           SECTION 4.4.              Physical Damage Insurance............. 16
           SECTION 4.5.              Maintenance of Security Interests
                                     in Financed Vehicles.................. 16
           SECTION 4.6.              Covenants of Servicer................. 17
           SECTION 4.7.              Purchase of Receivables upon Breach... 17
           SECTION 4.8.              Servicing Fee......................... 18
           SECTION 4.9.              Servicer's Certificate................ 18
           SECTION 4.10.             Annual Statement as to Compliance;
                                     Notice of Default..................... 19
           SECTION 4.11.             Annual Independent Certified Public
                                     Accountants' Report................... 20
           SECTION 4.12.             Access to Certain Documentation and
                                     Information Regarding Receivables..... 20
           SECTION 4.13.             Servicer Expenses..................... 20
           SECTION 4.14.             Appointment of Subservicer............ 21
           SECTION 4.15.             Obligations under Basic Documents..... 21

                                    ARTICLE V

                         Distributions; Spread Account;
                Statements to Certificateholders and Noteholders

           SECTION 5.1.              Establishment of Trust Accounts....... 21
           SECTION 5.2.              Collections........................... 24
           SECTION 5.3.              Application of Collections............ 25
           SECTION 5.4.              Withdrawals from Spread Account....... 26
           SECTION 5.5.              Additional Deposits................... 26
           SECTION 5.6.              Distributions......................... 26
           SECTION 5.7.              Statements to Certificateholders
                                     and Noteholders....................... 28
           SECTION 5.8.              Net Deposits.......................... 29
           SECTION 5.9.              Optional Deposits by the Insurer...... 29

                                   ARTICLE VA

                             The Certificate Policy

           SECTION 5A.1.             Claims Under Policy................... 30
           SECTION 5A.2.             Preference Claims; Direction of
                                     Proceedings........................... 31
           SECTION 5A.3.             Surrender of Policy................... 32

                                   ARTICLE VI

                                   The Seller

           SECTION 6.1.              Representations of the Seller......... 32
           SECTION 6.2.              Corporate Existence................... 34
           SECTION 6.3.              Liability of Seller; Indemnities.......35
           SECTION 6.4.              Merger or Consolidation of, or
                                     Assumption of the Obligations of,
                                     Seller.................................37
           SECTION 6.5.              Limitation on Liability of Seller
                                     and Others.............................37
           SECTION 6.6.              Seller May Own Certificates or Notes...38

                                   ARTICLE VII

                                  The Servicer

           SECTION 7.1.              Representations of Servicer............38
           SECTION 7.2.              Indemnities of Servicer................40
           SECTION 7.3.              Merger or Consolidation of, or
                                     Assumption of the Obligations of,
                                     Servicer...............................41
           SECTION 7.4.              Limitation on Liability of Servicer
                                     and Others............................ 42
           SECTION 7.5.              Servicer Not To Resign................ 42

                                  ARTICLE VIII

                                     Default

           SECTION 8.1.              Servicer Default...................... 43
           SECTION 8.2.              Appointment of Successor.............. 45
           SECTION 8.3.              [RESERVED]............................ 45
           SECTION 8.4.              Notification to Noteholders and
                                     Certificateholders.................... 45
           SECTION 8.5.              Waiver of Past Defaults............... 46

                                   ARTICLE IX

                                   Termination

           SECTION 9.1.              Optional Purchase of All Receivables... 46

                                    ARTICLE X

                      Administrative Duties of the Servicer

           SECTION 10.1.             Administrative Duties.................. 48
           SECTION 10.2.             Records................................ 51
           SECTION 10.3.             Additional Information to be
                                     Furnished to the Issuer................ 51

                                   ARTICLE XI

                            Miscellaneous Provisions

           SECTION 11.1.             Amendment............................. 51
           SECTION 11.2.             Protection of Title to Trust.......... 52
           SECTION 11.3.             Notices............................... 55
           SECTION 11.4.             Assignment............................ 56
           SECTION 11.5.             Limitations on Rights of Others....... 56
           SECTION 11.6.             Severability.......................... 57
           SECTION 11.7.             Separate Counterparts................. 57
           SECTION 11.8.             Headings.............................. 57
           SECTION 11.9.             Governing Law......................... 57
           SECTION 11.10.            Assignment to Indenture Trustee....... 57
           SECTION 11.11.            Nonpetition Covenants................. 57
           SECTION 11.12.            Limitation of Liability of Owner
                                     Trustee and Indenture Trustee......... 58
           SECTION 11.13.            Independence of the Servicer.......... 58
           SECTION 11.14.            No Joint Venture...................... 59
           SECTION 11.15.            Third-Party Beneficiaries............. 59
           SECTION 11.16.            Disclaimer by Insurer................. 59

                                    SCHEDULES

Schedule A          -        Schedule of Receivables
Schedule B          -        Location of Receivables

                                    EXHIBITS

Exhibit A           -        Definitions and Usage
Exhibit B           -        Form of Monthly Certificateholder Statement
Exhibit C           -        Form of Monthly Noteholder Statement
Exhibit D           -        Form of Servicer's Certificate
Exhibit E           -        Form of Accountants Letter

                                            SALE AND SERVICING AGREEMENT (the
                             "Agreement") dated as of November 30, 1996, among NATIONSFINANCIAL AUTO OWNER TRUST 1996-1, a Delaware business trust (the "Issuer"), NATIONSFINANCIAL FUNDING CORPORATION, a Delaware corporation (the "Seller"), and SUNSTAR ACCEPTANCE CORPORATION, a Delaware corporation (the "Servicer").

     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with retail motor vehicle installment sale contracts acquired by SunStar Acceptance Corporation from an Affiliate or from motor vehicle dealers;

     WHEREAS the Seller has purchased such receivables from SunStar Acceptance Corporation and is willing to sell such receivables to the Issuer;

     WHEREAS the Servicer is willing to service all such receivables;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:



                                    ARTICLE I

                                   Definitions

     SECTION 1.1. Definitions and Usage. For all purposes of this Agreement, capitalized terms used herein, unless the context otherwise requires, shall have the meanings specified in Exhibit A hereto, which also contains rules as to usage and construction that shall be applicable herein.


                                   ARTICLE II

                            Conveyance of Receivables

     SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

               (a) the Receivables, and all moneys received thereon after the Cutoff Date and, in the case of Precomputed Receivables, certain moneys received on or prior to the Cutoff Date that relate to Scheduled Payments due after the Cutoff Date to be deposited with the Trust pursuant to Section 5.2;

               (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

               (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

               (d) any proceeds from any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

               (e) all rights under any Service Contracts on the related Financed Vehicles;

               (f) the related Receivable Files;

               (g) all of the Seller's rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller's rights under the Purchase Agreement, and the delivery requirements, the representations and warranties and the cure and repurchase obligations of SunStar Acceptance Corporation under the Purchase Agreement; and

               (h) the proceeds of any and all of the foregoing (the items specified in clauses (a) through (h) are referred to herein as the "Trust Property").

     It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.1 for the benefit of the Noteholders and the Certificateholders.


                                   ARTICLE III

                                 The Receivables

     SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to each Receivable on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Policies. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) has been originated by a Dealer in connection with the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, and has been purchased by the Seller from SunStar Acceptance Corporation, which in turn, shall have purchased such Receivable from such Dealer or from an Affiliate which purchased it from such a Dealer in the ordinary course of SunStar Acceptance Corporation's (or its Affiliate's) business and in accordance with its underwriting standards in effect at such time and shall have been validly assigned by SunStar Acceptance Corporation to the Seller, (ii) is secured by a valid, subsisting and enforceable first priority security interest in favor of SunStar Acceptance Corporation (or its Affiliate) in the Financed Vehicle (subject to administrative delays and clerical errors on the part of applicable government agencies and to any statutory or other lien arising by operation of law which is prior to such security interest and subject to the effect of bankruptcy, insolvency, moratorium, conservatorship, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto), which security interest has been assigned by SunStar Acceptance Corporation to the Seller, is assignable together with such Receivable, and has been so assigned by the Seller to the Trust, (iii) contains or is accompanied by a security agreement which contains customary and enforceable provisions such that the rights and remedies of the secured party are adequate for realization of the benefits of the security interest in the subject collateral (subject to the effect of bankruptcy, insolvency, moratorium, conservatorship, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto),
          (iv) provided at origination for level monthly payments (provided, that the last payment may be different from the level monthly payment), which fully amortize the Amount Financed over the original term, (v) in the case of a Precomputed Receivable, shall provide for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance and includes, if such prepayment is made after the fifteenth day of the applicable monthly payment period, a full month's interest for such payment period at the Annual Percentage Rate, and (vi) provides for interest at the related APR.


               (b) Schedule of Receivables. The information set forth in the Schedule of Receivables with respect to such Receivable has been produced from the Computer Tape and was true and correct as of the close of business of the Servicer on the Cutoff Date; and the Principal Balance of the Receivable as of the Cutoff Date has been accurately and correctly calculated.

               (c) Compliance with Laws. To the knowledge of the Seller, the Receivable, and the sale of the related Financed Vehicle, complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z, and any other applicable consumer credit, equal opportunity, and disclosure laws; provided, however, that if, notwithstanding the knowledge of the Seller, any Receivable, or the sale of the related Financed Vehicle, fails to comply with applicable law in the manner and to the extent set forth herein, the Seller shall repurchase such Receivable in accordance with the terms and conditions set forth in Section 3.2, but such failure to comply with such laws shall not constitute a breach of this warranty except for purposes of Section 3.2.

               (d) Binding Obligation. The Receivable constitutes the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting creditors' rights in general, equitable principles and laws and judicial decisions relating to consumers' rights or creditors' actions, which laws and decisions, however, will not prevent such Receivable from being adequate for the realization of the benefits intended to be conferred thereby.

               (e) No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

               (f) Receivables in Force. The Receivable has not been satisfied, subordinated, or rescinded and the related Financed Vehicle has not been released from the lien granted by the Receivable in whole or in part.

               (g) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except as reflected in the Receivable File or in SunStar Acceptance Corporation's data processing system or records, and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

               (h) No Defenses. The Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the material terms of the Receivable, or the exercise of any material right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

               (i) No Liens. The Seller has not received written notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to the Financed Vehicle, that are or may be Liens prior to, or equal in priority to or coordinate with, the Lien granted by the Receivable.

               (j) No Default. Except for payment delinquencies continuing for a period of not more than thirty (30) days as of the Cutoff Date, to the knowledge of the Seller (i) no default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and
          (ii) no continuing condition, that with notice or lapse of time, or both, would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing; provided, however, that if, notwithstanding the knowledge of the Seller, any of the events specified in (i) or (ii) above exists or has arisen with respect to a Receivable, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 3.2, with the existence of such events not constituting a breach of this warranty, except for purposes of Section 3.2. Notwithstanding the foregoing, if an event specified in (i) or (ii) above exists or has arisen with respect to an Obligor's obligation to maintain insurance on the related Financed Vehicle, and in such case the Servicer intends to place CPI within 45 days of notice of such failure to maintain insurance, such event shall not constitute a breach of this warranty.

               (k) Insurance. The Financed Vehicle securing such Receivable is required by the Receivable to be insured against theft or damage under an Insurance Policy.

               (l) Good Title. Immediately prior to the transfer and assignment herein contemplated, the Receivable had not been sold, assigned, pledged or otherwise conveyed by the Seller to any Person, and the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person, was the sole owner thereof and had full right and power to transfer and assign the Receivable to the Trust. Immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person; and all filings and actions required by the UCC with respect to the transfer to the Trust of Receivables associated with the sale of the same have been accomplished for the purpose of complying with the UCC provisions governing the relative priority of interests of parties in the Receivables.

               (m) Lawful Assignment. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the Notes or Certificates are unlawful, void, or voidable.

               (n) All Filings Made. All filings have been made, including filings under the UCC, which are necessary in any jurisdiction to cause the ownership and title interests of the Issuer in the Receivables to be afforded priority over competing claims of the holders of security interests or other claims against whom such filings can assure priority.

               (o) Valid Security Interest. On the Closing Date, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agencies and to any statutory or other lien arising by operation of law which is prior to such security interest). With respect to the foregoing, the Seller hereby covenants to take all action necessary such that, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Issuer (subject to administrative delays and clerical errors on the part of applicable government agencies and any statutory or other lien arising by operation of law which is prior to such interest).

               (p) Capacity of Parties. To the knowledge of the Seller, all parties to the Receivable had capacity to execute the Receivable; provided, however, that if, notwithstanding the knowledge of the Seller, all parties to any Receivable did not have the capacity to execute such Receivable, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 3.2, with the existence of such lack of capacity not constituting a breach of this warranty, except for purposes of Section 3.2.

               (q) One Original. Only one original of each Receivable was executed.

               (r) Obligations; No Impairment. The Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and has done nothing to impair the rights of the Issuer, the Noteholders or the Certificateholders in the Receivable or the proceeds thereof.

               (s) No Fraud or Misrepresentation. To the knowledge of the Seller, the Receivable was originated by a Dealer and sold by such Dealer to the Seller without any conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer; provided, however, that if, notwithstanding the knowledge of the Seller, any Receivable was originated and sold under conduct constituting fraud or misrepresentation against the Obligor on the part of such Dealer, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 3.2, with the existence of such conduct not constituting a breach of this warranty, except for purposes of Section 3.2.

               (t) Possession. Immediately prior to the Closing Date, the Seller (or an Affiliate) will have possession of the Receivable File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right or ability of the Seller to make, or cause to be made, any delivery required hereunder.

               (u) Bulk Transfer Laws. The transfer, assignment and conveyance of the Receivable and Receivable Files by the Seller pursuant to this Agreement is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

               (v) No Bankruptcies. No Obligor on any Receivable is currently, or was following the execution of the related Contract, the subject of a bankruptcy proceeding except with respect to Obligors for whom a plan of reorganization has been confirmed by a bankruptcy court.

               (w) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

     SECTION 3.1-A. Warranties as to the Receivables in the Aggregate and Actions of the Seller. The Seller hereby makes the following warranties as to the Receivables on which the Issuer and the Insurer shall be deemed to have relied in acquiring the Receivables. Unless otherwise indicated, such warranties shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (a) Amounts. The Aggregate Principal Balance, as of the Cutoff Date, of the Receivables is equal to the Original Pool Balance.

               (b) Individual Characteristics. The Receivables have the following individual characteristics as of the close of business of the Servicer on the Cutoff Date: (i) the obligations of the Obligors on the Receivables are secured by security interests in the respective new or used automobiles, vans or light trucks which were purchased thereunder; (ii) each Receivable has an APR of at least 15% and not more than 30%; (iii) each Receivable had a remaining maturity of not less than 3 months and not more than 59 months; (iv) each Receivable had, as of the Cutoff Date, a remaining principal balance of not more than $30,000; (v) no Financed Vehicle had been repossessed as of the Cutoff Date under the related Contract; (vi) no Receivable is a Liquidated Receivable as of the Cutoff Date; (vii) each Receivable is a retail motor vehicle installment sales contract; (viii) each Receivable, at origination, provided for allocation of payments between principal and interest by the Simple Interest Method, the Rule of 78s Method or the Actuarial Method; (ix) each Receivable, at origination, had an original term to maturity of less than or equal to 60 months; (x) no Receivable was acquired as part of a bulk transfer or bulk acquisition other than from SunStar Acceptance Corporation (California); and (xi) at least one payment has been made by an Obligor with respect to each Receivable.

               (c) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cutoff Date: (i) approximately _____% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately _____% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) the weighted average APR of the Receivables was approximately _____%; (iii) there were _______ Receivables; (iv) the average Principal Balance of the Receivables was approximately $______; (v) the weighted average original term and weighted average remaining term of the Receivables were approximately ____ months and ____ months, respectively.

               (d) Computer Tape. The Computer Tape was complete and accurate as of the Cutoff Date and included a description of the same Receivables that are described in the Schedule of Receivables.

               (e) Marking Records. On or before the Closing Date, the Seller will have caused the portions of the Computer Tape relating to the Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Owner Trust Estate.

               (f) No Assignment. As of the Closing Date, the Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Policies, the Dealer Agreements (insofar as they relate to the Receivables) or payments due under the Receivables that is senior to, or equal with, that of the Trust.

               (g) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto.

               (h) Adverse Selection. No selection procedures adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables from those owned by the Servicer which met the selection criteria contained in this Agreement.

     SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer, the Insurer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Sections 3.1 and 3.1-A. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice from any of the Seller, the Servicer, the Insurer or the Owner Trustee of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Certificateholders or the Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause SunStar Acceptance Corporation or an Affiliate to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.5 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Sections 3.1 and 3.1-A and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce the obligation of SunStar Acceptance Corporation to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

               (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, the representations and warranties and the cure or repurchase obligations of SunStar Acceptance Corporation thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of SunStar Acceptance Corporation under the Purchase Agreement.

     SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer and, with respect to Receivable Files located in California, the Subservicer, and the Servicer and, with respect to Receivable Files located in California, the Subservicer, hereby accept such appointment, to act as the respective agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as of the Cutoff Date, as pledgee of the Issuer with respect to each Receivable:

               (a) the original Receivable;

               (b) a record of the information supplied by the Obligor in the original credit application;

               (c) the original certificate of title or such documents that the Servicer or the Subservicer, as the case may be, shall keep on file, in accordance with its customary procedures, evidencing the security interest of SunStar Acceptance Corporation or SunStar Acceptance Corporation (California) in the Financed Vehicle (it being understood that the original certificates of title generally are not delivered to the Seller for 120 days but that promptly upon delivery they shall be delivered to the Servicer as custodian hereunder); and

               (d) any and all other documents that the Servicer or the Subservicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

     SECTION 3.4. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer or custodian of non-prime retail motor vehicle installment sales contracts. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Owner Trustee, the Insurer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer, the Insurer and the Indenture Trustee any material failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

               (b) Maintenance of Records. The Servicer, shall maintain each Receivable File at its or the Subservicer's office or the office of any Affiliate, specified in Schedule B to this Agreement or at such other office or offices as shall be specified to the Issuer, the Indenture Trustee, the Owner Trustee and the Insurer by written notice not later than 10 days after a change in location to a location not specified in Schedule B.

               (c) Access to Records. The Servicer will provide, on the Closing Date, an Officer's Certificate stating that the Receivable Files contain all materials which are required to be kept therein by Section 3.3(a), (b), (c) and (d).

     Upon reasonable prior notice, the Servicer shall make available to the Issuer, the Indenture Trustee, the Insurer, or any duly authorized representatives, attorneys or auditors of any of the foregoing, a list of locations of, and access to, the Receivable Files and records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer, the Indenture Trustee or the Insurer shall instruct.

               (d) Release of Documents. Upon written instruction from the Indenture Trustee or the Insurer, at any time following a Servicer Default or termination of the Servicer's appointment pursuant to
          Section 3.7, the Servicer shall as soon as practicable release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, or the Insurer, as the case may be, at such place or places as the Indenture Trustee or the Insurer, as the case may be, may designate.

     SECTION 3.5. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee. A copy of such instructions shall be furnished by the Indenture Trustee to the Insurer. The Indenture Trustee shall not have any duty or obligation to provide the Servicer with any such instructions with respect to the Receivable Files.

     SECTION 3.6. Custodian's Indemnification. The Servicer as custodian shall indemnify and hold harmless the Trust, the Insurer, the Owner Trustee and the Indenture Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable attorneys' fees and expenses) that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trust, the Owner Trustee, the Indenture Trustee or the Insurer, as the case may be, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, the Indenture Trustee or the Insurer, as the case may be. If a claim is made against any indemnitee which could give rise to indemnification hereunder, such indemnitee, upon receiving such claim, shall give notice thereof to the Servicer; provided, however, that failure to give or delay in giving such notice shall not release the Servicer from any of its indemnification obligations hereunder unless and only to the extent that the Servicer can demonstrate it was harmed thereby. The Servicer shall be entitled to defend any such claim through counsel selected by it (so long as such counsel is reasonably acceptable to the indemnitee) and each indemnitee will extend reasonable cooperation to the Servicer and such counsel in connection with such defense. This provision shall not be considered to limit the Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

     SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7. If SunStar Acceptance Corporation shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated, in the same manner as the Servicer may be terminated under Section 8.1. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may, in each case, with the consent of the Insurer, and the Insurer may, terminate the Servicer's appointment as custodian (so long as no Insurer Default shall have occurred and be continuing) upon the occurrence of an Insurance Agreement Event of Default, upon written notification to the Servicer and the Indenture Trustee or Insurer, as the case may be. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee, with the consent of the Insurer, or the Insurer may reasonably designate in writing. If the Servicer shall be terminated as custodian hereunder for any reason but shall continue to serve as Servicer, the Indenture Trustee shall, or shall cause its agent to, make the Receivable Files available to the Servicer during normal business hours upon reasonable notice so as to permit the Servicer to perform its obligations as Servicer hereunder.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

     SECTION 4.1. Duties of Servicer. The Servicer, as agent for the Issuer and the Insurer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime retail motor vehicle installment sales contracts. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee, the Indenture Trustee and the Insurer with respect to distributions. Subject to the provisions of Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Insurer shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate (as certified to the Owner Trustee and/or the Insurer by the Servicer) to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.2. Collection and Allocation of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of non-prime retail motor vehicle installment sales contracts. The Servicer shall allocate collections between principal and interest in accordance with its customary servicing procedures.

          (b) The Servicer may not grant deferments or modify the original due dates of a Receivable (other than a Liquidated Receivable); provided, however, that the Servicer may (i) grant one deferral with respect to a Receivable of one month for each year of the term of the Contract with a maximum of five deferrals over the life of the Contract, provided that such deferrals need not be granted in each year but may aggregated over the life of the Contract, (ii) change the original due date once during the term of a Receivable to a new due date within 20 days of the original scheduled due date of such Receivable and (iii) grant deferments or modify the original due dates of a Receivable with respect to a Receivable for which a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments or other terms on such Receivable; provided, however, that the Servicer may not defer the date for final payment by the Obligor of any Receivable beyond the last day of the Monthly Period preceding the Final Scheduled Maturity Date. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not other than pursuant to a court order agree to any reduction of (i) the original APR, (ii) the amount of any Scheduled Payment on a Precomputed Receivable or the original regular Scheduled Payment on a Simple
              Interest Receivable, or (iii) the Principal Balance of any Receivable.

     SECTION 4.3. Realization upon Receivables. On behalf of the Issuer and the Insurer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. From time to time, as appropriate for servicing or foreclosing upon any Receivable, the Owner Trustee shall, upon written request of the Servicer, execute such documents as shall be reasonably necessary to prosecute any such proceedings. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize proceeds from Receivables required to be repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.

     SECTION 4.4. Physical Damage Insurance. (a) The Servicer shall, in accordance with its customary servicing procedures, determine whether to require that each Obligor shall have obtained and shall maintain fire, theft and collision insurance or comprehensive and collision insurance covering the Financed Vehicle as of the execution of the Receivable. If an Obligor fails to maintain such insurance, the Servicer shall take such action (if any) with respect to the provisions in each Receivable requiring that physical damage and theft insurance be maintained on the applicable Financed Vehicle as the Servicer takes with respect to such provisions in similar retail motor vehicle installment sales contracts it services for its own account. Accordingly, by way of example, in the event of a breach of such provisions in any Receivable, the Servicer may, among other things, seek (a) to enforce such provisions, (b) advance funds itself to obtain such insurance, or (c) take no action, in each case so long as its response is the same in the case of similar contracts it services for its own account. Such insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be in an amount permitted by applicable law, and the Servicer shall disclose to the related Obligor all information with respect to such insurance, expense reimbursements and finance charges as required by applicable law.

               (b) The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn fees, and be reimbursed for expenses, in connection with any insurance policy purchased by an Obligor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is purchased on behalf of an Obligor pursuant to the provisions of any Contract), or any other insurance policy whatsoever and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

     SECTION 4.5. Maintenance of Security Interests in Financed Vehicles. (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Originator. The Servicer is hereby authorized to take such steps as are necessary to reperfect such security interest in favor of the applicable Originator on behalf of the Issuer and the Indenture Collateral Agent in the event of the relocation of a Financed Vehicle or for any other reason.

               (b) Upon the occurrence of a Servicer Default, and subject to the other provisions of this Agreement, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Owner Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, the Owner Trustee and the Servicer shall take or cause to be taken, such action as may, in the opinion of counsel to the Insurer (or, if an Insurer Default shall have occurred and be continuing, counsel to the Owner Trustee), be necessary to perfect or reperfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Insurer or the Owner Trustee (as applicable), be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor.

     SECTION 4.6. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary procedures or in connection with repossession or except as may be required by an insurer in order to receive proceeds from insurance covering such Financed Vehicle, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Indenture Collateral Agent, the Insurer, the Certificateholders or the Noteholders in such Receivables (it being understood that no action of the Servicer taken in compliance with the terms of this Agreement shall be deemed to impair such rights).

     SECTION 4.7. Purchase of Receivables upon Breach. The Seller, the Servicer, the Insurer or the Owner Trustee shall inform the other parties and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Servicer's covenants pursuant to Section 4.2(b), 4.4, 4.5 or 4.6, or of any breach of the Servicer's representations and warranties made pursuant to Section 7.1(b). As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer or receipt by the Servicer of notice from any of the Seller, the Servicer, the Insurer, the Owner Trustee or the Indenture Trustee of such breach, unless such breach is cured by such date, the Servicer shall be obligated to purchase any Receivable in which the interests of the Noteholders or the Certificateholders are materially and adversely affected by such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.5. The sole remedy of the Issuer, the Indenture Trustee, the Insurer, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 4.2(b), 4.4, 4.5 or 4.6, or to a breach of representations and warranties pursuant to Section 7.1(b), shall be limited to the purchase of Receivables in accordance with this Section 4.7. The Indenture Trustee and the Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section 4.7.

     SECTION 4.8. Servicing Fee. The Servicing Fee for a Distribution Date shall equal the sum of the Base Servicing Fee, the Supplemental Servicing Fee, all Investment Earnings on the Collection Account plus any reimbursement pursuant to
Section 7.2. The Servicer also shall be entitled to retain from collections the Base Servicing Fee and the Supplemental Servicing Fee, as provided herein. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Notes or Certificates. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

     SECTION 4.9. Servicer's Certificate. (a) No later than 12:00 noon New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate containing, among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal and deposit required by Section 5.6(b), 5.6(c) and 5.6(d), to give any notice required by Section 5.4 or 5A.1 and to make the distributions required by
Section 5.6 and 5.7, (ii) all information necessary to enable the Indenture Trustee to send the statements required by Section 5.7 to the Owner Trustee, the Noteholders, each Rating Agency and the Insurer, (iii) a listing of all Receivables purchased during the related Monthly Period, identifying the Receivables so purchased, and (iv) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by Section 5.8. In addition, with respect to the Servicer's Certificate furnished to the Indenture Trustee and the Owner Trustee, Receivables purchased by the Servicer or the Seller or which were paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Receivables). The Indenture Trustee shall not be under any obligation to confirm or reconcile the information provided pursuant to Section 4.9(a)(iv).

               (b) In addition to the information required by Section 4.9(a), the Servicer shall include in the copy of the Servicer's Certificate delivered to the Insurer (i) the Delinquency Ratio, Average Delinquency Ratio, Net Loss Rate and Average Net Loss Rate for such Determination Date, (ii) whether any Trigger Event has occurred as of such Determination Date, (iii) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date, and (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

               (c) If the Servicer's Certificate contains a manifest error, the Insurer's written notice to the Servicer, the Owner Trustee and the Indenture Trustee containing the corrected information shall be deemed to amend such Servicer's Certificate.

     SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Insurer, on or before April 30 of each year beginning April 30, 1998, an Officer's Certificate, dated as of the preceding December 31, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 1997) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in
Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office or by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to agree that the Indenture Trustee shall be under no liability for providing the list of Noteholders to the Owner Trustee as described in the immediately preceding sentence.

               (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.1(a), (b) or
          (c).

     SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants(who may also render other services to the Servicer and the Seller and their Affiliates) to deliver to the Seller, the Owner Trustee, the Indenture Trustee and the Insurer on or before April 30 of each year commencing April 30, 1998, a report summarizing the results of applying certain agreed upon procedures to the monthly Servicer's Certificates and to management's assertions relating to its compliance with the provisions of this Agreement in accordance with the attestation standards established by the American Institute of Certified Public Accountants. Such firm shall apply the agreed-upon procedures to the sections of the monthly Servicer's Certificates and sections of this Agreement with which independent public accountants generally possess adequate professional knowledge and which are reasonably subject to positive assurance by them, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

     SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee, the Owner Trustee, the Certificateholders and the Insurer reasonable access to the Receivable Files in such cases where the Indenture Trustee or the Certificateholders shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to the Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request (not less than 72 hours prior notice) and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its acceptance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section 4.12 confidential, except as may be required by law.

     SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and under any of the Basic Documents, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

     SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer, including SunStar Acceptance Corporation (California) which is hereby so appointed, to perform all or any portion of its obligations as Servicer or custodian hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith other than with respect to SunStar Acceptance Corporation (California); provided further that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Insurer, the Certificateholders or the Noteholders shall have any responsibility therefor. Any such subservicer shall perform its duties with the same standard of care applicable to the Servicer pursuant to Section 4.1 of this Agreement.

     SECTION 4.15. Obligations under Basic Documents. The Servicer shall perform all of its obligations under the Basic Documents.


                                    ARTICLE V

                         Distributions; Spread Account;
                Statements to Certificateholders and Noteholders

     SECTION 5.1. Establishment of Trust Accounts. (a)

               (i) The Servicer, for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders, and the Insurer, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee on behalf of the Certificateholders and the Insurer. The Collection Account shall initially be established with the Indenture Trustee. Investment Earnings on funds in the Collection Account shall be paid to the Servicer.

               (ii) The Servicer, for the benefit of the Indenture Trustee on behalf of the Noteholders, shall establish and maintain in the name of the Indenture Collateral Agent an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Indenture Trustee.

               (b) Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the "Trust Accounts") and the Certificate Distribution Account shall be invested by the Indenture Collateral Agent with respect to Trust Accounts and by the Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise); provided, however, it is understood and agreed that neither the Indenture Collateral Agent nor the Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Indenture Collateral Agent or the Owner Trustee, as applicable, for the benefit of the Noteholders and/or the Certificateholders, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date or, if the Class A-1 Notes have not been paid in full prior to such date, at the close of business on the Business Day prior to the Class A-1 Final Scheduled Distribution Date.

               (c) (i) The Indenture Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Collateral Agent for the benefit of the Noteholders and the Certificateholders, or the Noteholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Indenture Collateral Agent (or the Servicer on its behalf) or the Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or a new Certificate Distribution Account, as applicable. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

               (ii) With respect to the Trust Account Property, the Indenture Collateral Agent, and with respect to the Certificate Distribution Account, the Owner Trustee, agrees, by its respective acceptance hereof, that:

                    (A) any Trust Account Property or any property in the
               Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts subject to the penultimate sentence of Section 5.1(c)(i); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Collateral Agent with respect to the Trust Accounts and the Owner Trustee with respect to the Certificate Distribution Account, and the Indenture Collateral Agent or the Owner Trustee, as applicable, shall have sole signature authority with respect thereto;

                    (B) any Trust Account Property that constitutes Physical
               Property shall be delivered to the Indenture Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Collateral Agent;

                    (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                    (D) any Trust Account Property that is an "uncertificated
               security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Collateral Agent, pending maturity or disposition, through continued registration of the Indenture Collateral Agent's (or its nominee's) ownership of such security.

                    (d) The Servicer shall have the power, revocable by the
               Insurer or, with the consent of the Insurer, by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     SECTION 5.2. Collections. (a) The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Monthly Period less any payments owed thereon to the Servicer or the Subservicer. Notwithstanding the foregoing, for so long as SunStar Acceptance Corporation is acting as the Servicer, the Servicer shall be permitted to make remittances of such collections and any other proceeds of the Receivables with respect to the preceding calendar month to the Collection Account in next-day funds or immediately available funds by 12:30 p.m. New York City time on the Business Day immediately preceding the applicable Distribution Date if the specific terms and conditions set forth below are satisfied and only for so long as such terms and conditions are satisfied:

                    (i) the Servicer shall be SunStar Acceptance Corporation or any other successor Servicer pursuant to Section 8.2;

                    (ii)     there exists no Servicer Default;

                   (iii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds held by SunStar Acceptance Corporation or its successor, which is acceptable to the Rating Agencies and the Insurer and issued by an entity which has a short-term debt or deposit rating, as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's; and

                    (iv) the Servicer, the Indenture Trustee, the Seller and the Insurer shall not have received any notice from either of the Rating Agencies that failure to deposit such funds more frequently will result in a reduction or withdrawal of the then current rating on the Notes or the Certificates by either of the Rating Agencies.

     The Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (ii) above that would require remittance by the Servicer of all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds to the Collection Account two Business Days after receipt thereof unless the Indenture Trustee has received notice of such event or circumstances from the Seller, the Servicer or the Insurer in an Officer's Certificate or from Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes or Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, as applicable. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

          (b) The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.6(b)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification.

          (c) The Servicer may, but shall not be required to, deposit CPI Funds in the Collection Account.

     SECTION 5.3. Application of Collections. All collections for the Monthly Period shall be applied by the Servicer as follows:

     With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied first, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to the extent of the related Scheduled Payment, to interest and principal in accordance with the Simple Interest Method. In each case, any excess shall be released to the Servicer to the extent any amount is owed to it or an Affiliate relating to Collateral Protection Insurance, and any amount remaining thereafter shall be applied to reduce the principal balance of the related Receivable. No portion of any payment by or on behalf of an Obligor will be applied to the satisfaction of any amounts owing as a result of Collateral Protection Insurance having been placed for an Obligor until such Obligor's Scheduled Payment shall have been satisfied.

     All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall, other than as provided in Section 5.8, be deposited in the Collection Account and paid to the Servicer in accordance with
Section 5.6(b)(ii).

     SECTION 5.4. Withdrawals from Spread Account. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (vi) of Section 5.6(b) or on the Class A-1 Final Scheduled Distribution Date pursuant to clauses (i) and (ii) of Section 5.6(c) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable, the Indenture Trustee shall deliver to the Collateral Agent, the Insurer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date, the Note Policy Claim Amount, if any, and the Certificate Policy Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit in the Collection Account on the related Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable.

          (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the fourth Business Day preceding such Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable. The amounts distributed by the Collateral Agent to the Indenture Trustee pursuant to a Deficiency Notice shall be deposited by the Indenture Trustee into the Collection Account pursuant to Section 5.5.

     SECTION 5.5. Additional Deposits. The Servicer and the Seller, and SunStar Acceptance Corporation, as applicable, shall deposit or cause to be deposited in the Collection Account on the fourth Business Day after the Determination Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Indenture Trustee shall remit to the Collection Account any amounts delivered to the Indenture Trustee by the Collateral Agent.

     SECTION 5.6. Distributions. (a) [RESERVED]

          (b) On each Distribution Date other than the Distribution Date on which Insolvency Proceeds are to be distributed, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts and in the following order of priority:

               (i) from the Distribution Amount, to each of the Indenture Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid fees and expenses of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer);

               (ii) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.9 and to the extent not retained by the Servicer;

               (iii) from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

               (iv) from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount;

               (v) from the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

               (vi) from the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount;

               (vii) from the Available Funds, to the Insurer, to the extent of any amounts owing to the Insurer under the Insurance Agreement and not paid;

               (viii) from Available Funds, to the Collateral Agent, amounts for deposit in the Spread Account up to the Specified Spread Account Requirement; and

               (ix) from Available Funds, to the Seller, 99% of the remaining funds and, to the General Partner, 1% of the remaining funds;

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing, following the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iii), 5.1(v) or 5.1(vi) of the Indenture, or (C) following the receipt of Insolvency Proceeds pursuant to Section 9.1(b), amounts deposited in the Note Distribution Account and the Certificate Distribution Account (including any Insolvency Proceeds) shall be paid to the Noteholders and the Certificateholders in accordance with the provisions of Section 5.6 of the Indenture.

               (c) On the Class A-1 Final Scheduled Distribution Date, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts and in the following order of priority:

               (i) from the Class A-1 Distribution Amount, to the Note Distribution Account, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date) and (y) the Noteholders' Interest Carryover Shortfall for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date); and

               (ii) from the Class A-1 Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount for the Class A-1 Notes.

     (d) In the event that the Collection Account is maintained with an institution other than the Indenture Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.6(b) and Section 5.6(c) on the related Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable.

     SECTION 5.7. Statements to Certificateholders and Noteholders. On or prior to each Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Insurer and the Rating Agencies) for the Indenture Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibit B and Exhibit C, respectively, setting forth at least the following information with respect to distributions on the related Distribution Date as to the Notes and the Certificates to the extent applicable:

                    (i) the amount of such distribution allocable to principal of each Class of Notes and to the Certificate Balance of the Certificates;

                    (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

                    (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy or the Certificate Policy;

                    (iv) the Pool Balance as of the close of business on the last day of the preceding Monthly Period;

                 (v) the aggregate outstanding principal amount of each Class of the Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor after giving effect to payments allocated to principal reported under (i) above;

                (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period and/or due but unpaid with respect to such Monthly Period or prior Monthly Periods, as the case may be;

               (vii) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, and the
           Certificateholders' Principal Carryover Shortfall;

                    (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Monthly Period; and

                    (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof) or the initial Certificate Balance, as applicable.

     SECTION 5.8. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to each Monthly Period net of distributions to be made to the Servicer with respect to such Monthly Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Indenture Collateral Agent, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

     SECTION 5.9. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of a Policy) to deliver amounts to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy or the Certificate Policy.


                                   ARTICLE VA

                             The Certificate Policy

     SECTION 5A.1. Claims Under Policy. (a) In the event that the Indenture Trustee has delivered a Deficiency Notice with respect to any Determination Date, if the Certificate Policy Claim Amount for the related Distribution Date is greater than zero, the Owner Trustee shall furnish to the Insurer (with a copy to the Servicer) no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Insurer under the Certificate Policy shall be deposited by the Owner Trustee into the Certificate Distribution Account for payment to Certificateholders on the related Distribution Date (or promptly following payment on a later date as set forth in the Certificate Policy). The "Certificate Policy Claim Amount" for any Distribution Date shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount (in each case, less the amount thereof distributable to the General Partner) for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses (i) - (vi) of Section 5.6(b) over the Distribution Amount and any Note Policy Claim Amounts for such Distribution Date.

               (b) Any notice delivered by the Owner Trustee to the Insurer pursuant to subsection 5A.1(a) shall specify the Certificate Policy Claim Amount claimed under the Certificate Policy and shall constitute a "Notice of Claim" under the Certificate Policy. In accordance with the provisions of the Certificate Policy, the Insurer is required to pay to the Owner Trustee the Certificate Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the earlier of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Certificate Policy shall be applied solely to the payment of the Certificates, and for no other purpose.

               (c) The Owner Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Certificate Policy Claim Amount from the Insurer and (ii) deposit the same in the Certificate Distribution Account for disbursement to the Certificateholders as set forth in the Trust Agreement. Any and all Certificate Policy Claim Amounts disbursed by the Owner Trustee from claims made under the Certificate Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Certificates by or on behalf of the Insurer, the Owner Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Certificates which are then due for payment to the extent of all payments made by the Insurer and the Insurer may exercise any option, vote, right, power or the like with respect to the Certificates to the extent that it has made payment pursuant to the Certificate Policy. To evidence such subrogation, the Certificate Registrar shall note the Insurer's rights as subrogee upon the register of Certificateholders upon receipt from the Insurer of proof of payment by the Insurer of any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount.

               (d) The Owner Trustee shall be entitled to enforce on behalf of the Certificateholders the obligations of the Insurer under the Certificate Policy. Notwithstanding any other provision of this Agreement, the Certificateholders are not entitled to make a claim directly under the Certificate Policy or institute proceedings directly against the Insurer.

     SECTION 5A.2. Preference Claims; Direction of Proceedings. (a) In the event that the Owner Trustee has received a certified copy of an order of the appropriate court that any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount paid on a Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Owner Trustee shall so notify the Insurer, shall comply with the provisions of the Certificate Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Certificates by mail that, in the event that any Certificateholder's payment is so recoverable, such Certificateholder will be entitled to payment pursuant to the terms of the Certificate Policy. Pursuant to the terms of the Certificate Policy, the Insurer will make such payment on behalf of the Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Certificate Policy) and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer).

               (b) The Owner Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a responsible officer of the Owner Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Holder, by its purchase of Certificates, and the Owner Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5A.1(c), the Insurer shall be subrogated to, and each Certificateholder and the Owner Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Owner Trustee and each Certificateholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     SECTION 5A.3. Surrender of Policy. The Owner Trustee shall surrender the Certificate Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.


                                   ARTICLE VI

                                   The Seller

     SECTION 6.1. Representations of the Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is now conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

          (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, including the Receivables, or the conduct of its business shall require such qualifications, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (c) Power and Authority of the Seller. The Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under each of the Basic Documents to which the Seller is a party; the Seller has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of each of the Basic Documents to which the Seller is a party has been duly authorized by the Seller by all necessary corporate action.

          (d) Binding Obligation. This Agreement and each of the Basic Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Seller, or any material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor, to the best of its knowledge, violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f) No Proceedings. There are no proceedings or investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
     (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of the Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the federal income tax attributes of the Issuer, the Notes or the Certificates.

          (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement or any of the Basic Documents to which it is a party and the performance by the Seller of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (h) Chief Executive Office. The chief executive office of the Seller is at 225 East John W. Carpenter Freeway, 7th Floor, Irving, Texas 75062.

     SECTION 6.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

               (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

               (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

               (iii) the Seller shall hold such appropriate meetings of its Board of Directors (or obtain appropriate director's consents) as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

               (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

               (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

     SECTION 6.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Insurer, the Indenture Trustee and the Indenture Collateral Agent from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee or the Indenture Trustee and except any taxes to which the Owner Trustee or the Indenture Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any of the foregoing with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Owner Trust Estate to the Trust or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables or the other Owner Trust Estate, or federal or other applicable state income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

          (c) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, and the Indenture Collateral Agent, the Insurer, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates, except to the extent such violation results from information contained in the offering materials used in connection with the offering and distribution of the Securities that was expressly provided in writing by the indemnified party for use in such offering materials.

          (d) The Seller shall indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

          (e) If a claim is made against an indemnitee which could give rise to indemnification pursuant to this Section 6.3, the indemnitee upon receiving such claim, shall give notice thereof to the Seller; provided, however, that failure to give or delay in giving such notice shall not release the Seller from any of its indemnification obligations hereunder unless and only to the extent that the Seller can demonstrate it was harmed thereby. The Seller shall be entitled to defend any such claim through counsel selected by it (so long as such counsel is reasonably acceptable to the indemnitee) and the indemnitee will extend reasonable cooperation to the Seller and such counsel in connection with such defense.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee or the Indenture Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have happened and be continuing, (ii) the Seller shall have delivered to the Owner Trustee, and the Indenture Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and (iii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and the Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 6.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates, provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, will not be entitled to the benefits of the Policies. The Seller shall notify the Owner Trustee, the Indenture Trustee and the Insurer promptly after it or any of its Affiliates become the owner of a Certificate or a Note.


                                   ARTICLE VII

                                  The Servicer

     SECTION 7.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is now conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, and was duly qualified and had all licenses in all relevant jurisdictions required for the origination of the Receivables, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (c) Power and Authority of the Servicer. The Servicer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement or any of the Basic Documents to which it is a party and the performance by the Servicer of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Issuer, the Noteholders or the Certificateholders.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or by-laws of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or, to the best of the Servicer's knowledge, violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) No Proceedings. There are no proceedings or investigations pending against the Servicer, or, to its best knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or any of the Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal income tax or ERISA attributes of the Issuer, the Notes or the Certificates.

     SECTION 7.2. Indemnities of Servicer. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations made by the Servicer herein.

          (b) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Indenture Collateral Agent, the Insurer, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

          (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Seller, the Trust, the Indenture Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     If a claim is made against any indemnitee which could give rise to indemnification under this Section, such indemnitee, upon receiving such claim, shall give notice thereof to the Servicer; provided, however, that failure to give or delay in giving such notice shall not release the Servicer from any of its indemnification obligations hereunder unless and only to the extent that the Servicer can demonstrate it was harmed thereby. The Servicer shall be entitled to defend any such claim through counsel selected by it (so long as such counsel is reasonably acceptable to the indemnitee) and each indemnitee will extend reasonable cooperation to the Servicer and such counsel in connection with such defense.

     For purposes of this Section, in the event of the termination of the rights and obligations of SunStar Acceptance Corporation (or any successor thereto pursuant to Section 7.3) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.2.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer, substantially as a whole, or any Person, more than 50% of the voting stock of which is owned, directly or indirectly, by NationsBank Corporation or its successor, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and (iii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables and reciting the details of such filings, or (B) no such action shall be necessary to preserve and protect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and the Insurer. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 7.4. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer, may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable to protect the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

     SECTION 7.5. Servicer Not To Resign. Subject to the provisions of Section 7.3, the Servicer may not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that by reason of a change in law the performance of its duties under this Agreement would cause it to be in violation of law and the Insurer does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee, the Indenture Trustee and the Insurer at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and satisfactory to the Owner Trustee, the Indenture Trustee and the Insurer concurrently with or promptly after such notice. No such resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of SunStar Acceptance Corporation in accordance with Section 8.2 of this Agreement.


                                  ARTICLE VIII

                                     Default

     SECTION 8.1. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) Any failure by the Servicer to deliver to the Owner Trustee or Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any payment required to be so delivered under the terms of the Notes, the Certificates or this Agreement that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Insurer, the Owner Trustee or the Indenture Trustee or after discovery of such failure by an Officer of the Servicer; or

          (b) Failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Notes, the Certificates, this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Insurer, the Owner Trustee or the Indenture Trustee or (B) to the Servicer and to the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes or Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an Officers' Certificate to the Insurer, to the Owner Trustee and the Indenture Trustee to such effect and to the effect that the Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

          (c) An Insolvency Event occurs with respect to the Servicer; or

          (d) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default described in Section
     5.01 of the Insurance Agreement shall have occurred;

then, and in each and every case, (i) so long as no Insurer Default shall have occurred and be continuing, the Insurer, subject to subsection (b) of this
Section 8.1, except in the case of an event arising under Section 5.01(c) of the Insurance Agreement or (ii) if an Insurer Default shall have occurred and be continuing, any of the Indenture Trustee or the Holders of Notes evidencing not less than a majority of the principal amount of the Notes then outstanding, or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders, in any case by notice given in writing to the Servicer (and to the Indenture Trustee if given by the Insurer or, as applicable, the Noteholders or the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. For purposes of this Section 8.1(d), any determination of an adverse effect on the interest of the Certificateholders or the Noteholders pursuant to Section 8.1(b) shall be made without consideration of the availability of funds under the Policies. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Indenture Trustee provided that the Indenture Trustee is not unwilling or unable to act; provided, however, that the Indenture Trustee shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Indenture Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer. The Indenture Trustee is authorized and empowered by this Agreement, as successor Servicer to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents to show the Owner Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivables Files, records and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other Trust Property. The terminated Servicer shall grant the Indenture Trustee (in its capacity as Indenture Trustee and/or successor Servicer), the Owner Trustee and the Insurer reasonable access to the terminated Servicer's premises at the Servicer's expense.

     SECTION 8.2. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination or resignation hereunder, the Indenture Trustee shall, provided it is not unwilling or unable to act, assume the obligations of Servicer hereunder, and shall accept its appointment by a written assumption in form acceptable to the Insurer. Notwithstanding the above, the Indenture Trustee, with the prior written consent of the Insurer, or the Insurer shall, if the Indenture Trustee shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables as the successor to the Servicer under this Agreement.

          (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, subject to the exceptions set forth in Section 8.2(a) hereof, and shall be entitled to the Servicing Fee and all the subsequently accruing rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     SECTION 8.3. [RESERVED]

     SECTION 8.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and to the Rating Agencies.

     SECTION 8.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes, or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a continuing default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                                   Termination

     SECTION 9.1. Optional Purchase of All Receivables. (a) On the last day of any Monthly Period as of which the Pool Balance shall be less than or equal to 5% of the Original Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account (with the consent of the Insurer if such purchase would result in a claim on either Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal and interest then due and payable on the Notes and the Certificates. To exercise such option, the Servicer shall deposit pursuant to Section 5.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Receivables which are then in default), plus the fair market value of any other property held by the Trust, and shall succeed to all interests in and to the Trust.

          (b) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make, and the Indenture Trustee shall make, the following deposits and distributions from the Insolvency Proceeds and the Distribution Amount for such Distribution Date:

               (i) from the Distribution Amount, to each of the Indenture Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid fees and expenses of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer);

               (ii) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 5.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.9 and to the extent not retained by the Servicer;

               (iii) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

               (iv) to the Note Distribution Account, the outstanding principal amount of the Notes (after giving effect to the reduction in the outstanding principal amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date);

               (v) to the Owner Trustee for deposit in the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

                    (vi) to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution
           Date).

Any Insolvency Proceeds remaining after the deposits described above shall be paid first to the Insurer to the extent of any amounts owing to the Insurer under the Insurance Agreement and not paid, and second, to the extent of any remaining funds, to the General Partner.

               (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

               (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                    ARTICLE X

                      Administrative Duties of the Servicer

     SECTION 10.1. Administrative Duties. (a) Duties with Respect to the Indenture and Depository Agreements. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture and the Depository Agreements. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture and the Depository Agreements, including, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 7.2, 7.3,
11.1 and 11.15 of the Indenture.

                    (b)  Duties with Respect to the Issuer.

                    (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, pursuant to Sections 2.6 and 2.12 of the Trust Agreement. In accordance with the reasonable directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                    (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.2(f) of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Owner Trustee and the General Partner set forth in Section 5.6(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                    (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 and 10.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                    (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

               (c) Tax Matters. The Servicer shall prepare and file, on behalf of the General Partner, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including forms 1099 and 1066. All tax returns will be signed by the General Partner.

               (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A),
          (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:
NEW ONE
                             (A) the amendment of or any supplement to the Indenture;

                             (B) the initiation of any claim or lawsuit by the
                    Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with or as a counterclaim in the collection of the Receivables);

                             (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                             (D) the appointment of successor Note Registrars,
                    successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                             (E)     the removal of the Indenture Trustee.

          (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Owner Trust Estate pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     SECTION 10.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

     SECTION 10.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as is reasonably available to the Servicer and as the Issuer shall reasonably request.


                                   ARTICLE XI

                            Miscellaneous Provisions

     SECTION 11.1. Amendment. (a) This Agreement may be amended from time to time by the Seller, the Servicer and the Owner Trustee, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld or delayed), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially and adversely affect the interests of the Insurer in the Trust.

     This Agreement may also be amended from time to time by the Seller, the Servicer and the Owner Trustee, with the consent of the Insurer, the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or materially accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates, of each class affected thereby; provided further, that if an Insurer Default has not occurred and is continuing, such action shall not materially and adversely affect the interest of the Insurer.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee, as applicable, may prescribe.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(1) has been delivered. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          (b) Notwithstanding anything to the contrary contained in subsection 11.1(a) above, the provisions of this Agreement relating to (i) the Spread Account Agreement, the Spread Account, the Specified Spread Account Requirement, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders or the Certificateholders.

     SECTION 11.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Indenture Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Insurer, the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
     (B) no such action shall be necessary to preserve and protect such interest.

          (c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee and the Indenture Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

          (g) The Servicer shall permit the Indenture Trustee and the Insurer and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable or any other portion of the Trust Property. The preceding sentence shall not create any duty or obligation on the part of the Indenture Trustee to perform any such acts.

          (h) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Insurer, the Owner Trustee and the Indenture Trustee:

               (1) promptly after the execution and delivery of this Agreement and, if required pursuant to Section 11.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

               (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

               (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 11.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to NationsFinancial Funding Corporation, 225 East John W. Carpenter Freeway, 7th Floor, Irving, Texas 75062, Attention: ________________ with a copy to: (i) NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: _________________, and (ii) NationsCredit Commercial Corporation, One Canterbury Green, Stamford, Connecticut 06901, Attention:
General Counsel (b) in the case of the Servicer to SunStar Acceptance Corporation, Two Concourse Parkway, Suite 745, Atlanta, Georgia 30328,
Attention: _________, with a copy to: NationsCredit Commercial Corporation, One Canterbury Green, Stamford, Connecticut 06901, Attention: General Counsel, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, with a copy to ___________, (d) in the case of the Indenture Trustee the Indenture Collateral Agent or the Collateral Agent, at the Corporate Trust Office, (e) in the case of the Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Servicer Default, a claim on the Certificate Policy, a Deficiency Notice pursuant to Section 5.4 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and
(g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

     SECTION 11.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes and the Holders of Certificates evidencing not less than 66% of the Certificate Balance).

     SECTION 11.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee and for the benefit of the Certificateholders (including the General Partner), the Indenture Trustee and the Noteholders, as third- party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy or the Certificate Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 11.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

               (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 11.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ________________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ________________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by ____________ _______________________________, not in its individual capacity but solely as Indenture Trustee and in no event shall ____________ _______________________________, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     SECTION 11.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     SECTION 11.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 11.15. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Nothing in this Agreement, express or implied, shall give to any Person, other than express third-party beneficiaries, the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion.

     SECTION 11.16. Disclaimer by Insurer. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policies) upon delivery of a written notice to the Owner Trustee and the Indenture Trustee.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                           NATIONSFINANCIAL AUTO OWNER
                                              TRUST 1996-1

                             By ____________________
                             not in its individual capacity but
                             solely as Owner Trustee on behalf
                             of the Trust,


                                       By_____________________________________
                                         Name:
                                         Title:


                                         NATIONSFINANCIAL FUNDING CORPORATION,
                                         Seller,


                                        By_____________________________________
                                         Name:
                                         Title:




                                              SUNSTAR ACCEPTANCE CORPORATION,
                                    Servicer,


                                       By_____________________________________
                                          Name:
                                         Title:

ACCEPTANCE AND ACKNOWLEDGEMENT
  OF SUBSERVICER

SUNSTAR ACCEPTANCE CORPORATION
  (CALIFORNIA)


By:___________________________
   Name:
   Title:

Acknowledged and Accepted:

--------------------------,
not in its individual capacity
but solely as Indenture Trustee,


By___________________________
           Name:
           Title:

Acknowledged and Accepted:

--------------------------,
not in its individual capacity
but solely as Owner Trustee,


By____________________________
           Name:
           Title:



Acknowledged and Accepted:

------------------------,
not in its individual capacity
 but solely as Collateral Agent
 and Indenture Collateral Agent


By____________________________
           Name:
           Title:

                                                        SCHEDULE A
                            SCHEDULE OF RECEIVABLES

                                                            Exhibit A

                              DEFINITIONS AND USAGE


     The following rules of construction and usage shall be applicable to any instrument that is governed by this Exhibit:

          (a) All terms defined in this Exhibit shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Exhibit or in any such instrument, certificate or other document, and accounting terms partly defined in this Exhibit or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Exhibit or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Exhibit or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument and in any certificate or other document made or delivered pursuant thereto shall refer to such instrument, certificate or document as a whole and not to any particular provision or subdivision thereof; Section, Schedule and Exhibit references contained in an instrument are references to Sections, Schedules and Exhibits in or to such instrument unless otherwise specified; and the term "including" shall mean "including without limitation."

          (d) The definitions contained in this Exhibit are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e) Any agreement, instrument, statute or regulation defined or referred to below or in any instrument or certificate that is governed by this Exhibit means such agreement, instrument, statute or regulation as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

          (f) For purposes of computing the number of days that a receivable is delinquent under each of the Basic Documents, a payment delinquency with respect to a Receivable is considered to have commenced on the last day of the end of the month in which a Scheduled Payment has not been made.


                                   DEFINITIONS

     Whenever used in any instrument that is governed by this Exhibit, the following words and phrases shall have the following meanings:

     "Act" has the meaning specified in Section 11.3(a) of the Indenture.

     "Actuarial Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to one-twelfth of the product of the fixed rate of interest multiplied by the unpaid principal balance and the remainder of such payment is allocable to principal.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

     "Affiliated Purchaser" means _____________, a Delaware corporation.

     "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that was purchased or repurchased by any Person pursuant to the Sale and Servicing Agreement during the related Monthly Period) as of the date of determination.

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced or credited under such Receivable by the applicable Dealer toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced or credited in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sales contracts or promissory notes, and related costs.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

     "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Issuer or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, with respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account for the related Monthly Period, (iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Indenture Trustee or Controlling Party for distribution pursuant to Section 5.6 of the Indenture, and
(iv) any Insolvency Proceeds received pursuant to Section 9.1(b) of the Sale and Servicing Agreement. For purposes of determining Available Funds for the Distribution Date following the Class A-1 Final Scheduled Distribution Date, the amount thereof, if any, applied on the Class A-1 Final Scheduled Distribution Date will reduce the amount of Available Funds dollar-for-dollar for such Distribution Date.

     "Average Delinquency Ratio" means, with respect to any Distribution Date, the arithmetic average of the Delinquency Ratio for such Distribution Date and the Delinquency Ratios for the two immediately preceding Distribution Dates.

     "Average Net Loss Rate" with respect to any Distribution Date, the arithmetic average of the Net Loss Rates for the three immediately preceding Monthly Periods.

     "Base Servicing Fee" means, with respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of such Monthly Period.

     "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Spread Account Agreement, the Insurance Agreement, the Depository Agreements and other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in Section 3.13 of the Trust Agreement.

     "Book Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

     "Book Entry Trust Certificates" means a beneficial interest in the Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.14 of the Trust Agreement.

     "Business Day" means (i) with respect to the Note Policy, any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed and (ii) otherwise, a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Texas, Delaware or New York are authorized or obligated to be closed.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq.

     "Certificate" means a Trust Certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

     "Certificate Balance" equals, initially, $_________ and thereafter equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificate Depository Agreement" shall mean the agreement among the Trust, the Owner Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Certificates, in the form of Exhibit C to the Trust Agreement.

     "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.1(a) of the Trust Agreement.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement and shall initially be the ________________.

     "Certificate Policy" means the financial guaranty insurance policy issued by the Insurer to the Owner Trustee for the benefit of the Certificateholders with respect to the Certificates, including any endorsements thereto.

     "Certificate Policy Claim Amount" shall have the meaning set forth in
Section 5A.1(a) of the Sale and Servicing Agreement.

     "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance as of such Distribution Date after giving effect to principal distributions on such date divided by the initial Certificate Balance.

     "Certificate Rate" means ____% per annum.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

     "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

     "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall for such Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount (i) shall not exceed the Certificate Balance and (ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.

     "Class" means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

     "Class A-1 Deficiency Claim Amount" means, with respect to the Determination Date relating to the Class A-1 Final Scheduled Distribution Date, the excess, if any, of (i) the sum of the amounts payable on the Class A-1 Final Scheduled Distribution Date pursuant to clauses (i) and (ii) of Section 5.6(c) of the Sale and Servicing Agreement over (ii) the Available Funds for such Determination Date.

     "Class A-1 Distribution Amount" means, with respect to the Class A-1 Final Scheduled Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Class A-1 Deficiency Claim Amount, if any, received and deposited in the Collection Account (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies).

     "Class A-1 Final Scheduled Distribution Date" means ____ __, 1997.

     "Class A-1 Interest Rate" means ______% per annum (computed on the basis of the actual number of days elapsed in a 360-day year).

     "Class A-1 Notes" means the Class A-1 ______% Asset Backed Notes, substantially in the form of Exhibit D-1 to the Indenture.

     "Class A-2 Interest Rate" means, with respect to any Interest Period, LIBOR plus ____%, subject to a maximum rate equal to __% (computed on the basis of the actual number of days elapsed in a 360-day year).

     "Class A-2 Notes" means the Class A-2 Floating Rate Asset Backed Notes, substantially in the form of Exhibit D-2 to the Indenture.

     "Class A-3 Interest Rate" means ____% per annum (computed on the basis of a 360-day year of twelve 30-day months).

     "Class A-3 Notes" means the Class A-3 ____% Asset Backed Notes, substantially in the form of Exhibit D-3 to the Indenture.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means December __, 1996.

     "Code" means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

     "Collateral Agent" means the Person serving in such capacity under the Spread Account Agreement.

     "Collateral" has the meaning specified in the Granting Clause of the Indenture.

     "Collateral Protection Insurance" or "CPI" means the physical damage and theft insurance described in Section 4.04(a) of the Sale and Servicing Agreement which may be obtained by the Servicer if the applicable Obligor fails to do so.

     "Collateral Protection Insurance Premium" means any premium for CPI covering a Financed Vehicle.

     "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables, net of CPI Funds, during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1(a)(i) of the Sale and Servicing Agreement.

     "Computer Tape" means the computer tapes or other electronic media furnished by SunStar Acceptance Corporation to the Issuer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

     "Contract" means a retail motor vehicle installment sale contract.

     "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and is continuing, and the Indenture Trustee, for so long as an Insurer Default shall have occurred and is continuing.

     "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of the Trust Agreement is ___________________________________________
Attention: ________, , or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Depositor), and (ii) with respect to the Indenture Trustee, the Indenture Collateral Agent and the Collateral Agent, the principal corporate trust office of the Indenture Trustee, at which at any particular time its corporate trust business shall be administered, which at the time of execution of the Indenture is _______________________, Attention: ________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

     "CPI Funds" means amounts (including interest) owing under a Contract on account of Collateral Protection Insurance placed on a Financed Vehicle prior to or on or after the Cutoff Date.

     "Cutoff Date" means, as to any Receivable, [November 30, 1996.]

     "Dealer Agreement" means any agreement between a Dealer and SunStar Acceptance Corporation or SunStar Acceptance Corporation (California) insofar as such agreement relates to the acquisition of Receivables from a Dealer by, respectively, SunStar Acceptance Corporation or SunStar Acceptance Corporation (California).

     "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to SunStar Acceptance Corporation or SunStar Acceptance Corporation (California).

     "Deemed Cured" means, as of a Determination Date, with respect to a Trigger Event that has occurred, that no Trigger Event shall have occurred as of such Determination Date or as of any of the three consecutively preceding Monthly Periods.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Deficiency Claim Amount" shall have the meaning set forth in Section 5.4(a) of the Sale and Servicing Agreement.

     "Deficiency Claim Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

     "Deficiency Notice" shall have the meaning set forth in Section 5.4(a) of the Sale and Servicing Agreement.

     "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

     "Definitive Trust Certificates" shall mean either or both (as the context requires) of (i) Trust Certificates issued in certificated, fully registered form as provided in Section 3.14 of the Trust Agreement and (ii) Trust Certificates issued in certificated, fully registered form as provided in
Section 3.16 of the Trust Agreement.

     "Delinquency Ratio" means, with respect to any Distribution Date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate Principal Balance of all Receivables other than those for which the related Financed Vehicle has been repossessed (and any applicable redemption period has expired) or that were [ ] or more days delinquent with respect to a Scheduled Payment less no more than $0.99 of such Scheduled Payment as of the last day of the related Monthly Period and (b) the denominator of which is equal to the Aggregate Principal Balance of the Receivables as of the first day of the related Monthly Period.

     "Delivery" when used with respect to Trust Account Property means:

               (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof
          (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                    (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Demand Note" shall have the meaning assigned to such term in Section 2.11(g) of the Trust Agreement.

     "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

     "Depository Agreements" mean the Certificate Depository Agreement and the Note Depository Agreement.

     "Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to the related Distribution Date or, in the case of the Class A-1 Final Scheduled Distribution Date and the succeeding Distribution Date if any distributions are required to be made on the Class A-1 Final Scheduled Distribution Date, the fifth Business Day prior to such Class A-1 Scheduled Distribution Date.

     "Distribution Amount" means, with respect to a Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies) by the Indenture Trustee with respect to such Distribution Date.

     "Distribution Date" means, with respect to each Monthly Period, the fifteenth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on January __, 1997.

     "Draw Date" means, with respect to any Distribution Date, and the Class A-1 Final Scheduled Distribution Date, the Business Day immediately preceding such Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or any other entity specified in the Sale and Servicing Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other short-term or certificate of deposit rating acceptable to the Rating Agencies and to the Insurer and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Owner Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                    (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                    (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

                    (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

                    (d) investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Insurer;

                    (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                    (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

                    (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer.

                   Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Indenture Trustee or any of its Affiliates.

     "ERISA" shall have the meaning assigned to such term in Section 3.13 of the Trust Agreement.

     "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Expenses" shall have the meaning assigned to such term in Section 8.2 of the Trust Agreement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the ---------------- Distribution Date, (ii) the Class A-2 Notes, the -----------Distribution Date, (iii) the Class A-3 Notes, the -------------- Distribution Date, and (iv) the Certificates, the -------------------- Distribution Date.

     "Final Scheduled Maturity Date" means ________ __, ----.

     "Financed Vehicle" means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Floor Amount" means, as of any Distribution Date, the lesser of (i) [__%] of the sum of (x) the initial Principal Balance of each Class of Notes and (y) the initial Certificate Balance and (ii) the greater of (a) the outstanding Certificate Balance and (b) $100,000.

     "General Partner" means the Certificateholder obligated to pay the expenses of the Issuer pursuant to Section 2.7 of the Trust Agreement.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon or a security interest in or right of set-off against, deposit, or set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall (subject to any specified exclusions) include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including (to the extent the Granting party had the same) the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guaranteed Certificate Distribution" has the meaning assigned to such term in the Certificate Policy.

     "Guaranteed Note Distribution" has the meaning assigned to such term in the Note Policy.

     "Holder" means, with respect to the Trust Agreement, a Certificateholder and, with respect to the Indenture, a Noteholder.

     "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

     "Indemnitees" shall have the meaning assigned to such term in Section 8.2 of the Trust Agreement.

     "Indenture" means the Indenture dated as of October 31, 1996, among the Issuer, the Indenture Collateral Agent and the Indenture Trustee.

     "Indenture Collateral Agent" means the Person acting as Indenture Collateral Agent under the Indenture.

     "Indenture Trustee" means the Person acting as Trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Collateral Agent under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Collateral Agent in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" herein and that the signer is Independent within the meaning thereof.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insolvency Proceeds" has the meaning specified in Section 9.1(b) of the Sale and Servicing Agreement.

     "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of October 31, 1996, among the Insurer, the Trust, the Seller and SunStar Acceptance Corporation.

     "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

     "Insurance Agreement Indenture Cross Default" has the meaning specified therefor in the Insurance Agreement.

     "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     "Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policies.

     "Insurer Default" means the occurrence and continuance of any of the following events:

                    (a) the Insurer shall have failed to make a payment required under the Note Policy or the Certificate Policy in accordance with its respective terms;

                    (b) The Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                    (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

     "Insurer Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Insurer under the Indenture, the Insurance Agreement or any other Basic Document.

     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.9 of the Sale and Servicing Agreement, at its sole option, to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount or Class A-1 Final Scheduled Distribution Amount for such Distribution Date or Class A-1 Final Scheduled Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

     "Insurer Secured Obligations" means, with respect to the Securities, all amounts and obligations which the Servicer, the Seller and such other parties as may be named therein may at any time owe or be required to perform to or on behalf of the Insurer (or any agents, accountants or attorneys for the Insurer) under the Insurance Agreement or under any other Basic Document, regardless of whether such amounts are owed or performance is due now or in the future, whether liquidated or unliquidated, contingent or non-contingent.

     "Interest Period" means, with respect to any Distribution Date, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the preceding Distribution Date to but excluding such Distribution Date.

     "Interest Rate" means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2 Notes, the Class A-2 Interest Rate, and (iii) Class A-3 Notes, the Class A-3 Interest Rate.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts and the Certificate Distribution Account.

     "Issuer" means NationsFinancial Auto Owner Trust 1996-1, until a successor replaces it and, thereafter means the successor, and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Issuer Secured Obligations" means the Insurer Issuer Secured Obligations and the Trustee Issuer Secured Obligations.

     "Issuer Secured Parties" means each of the Indenture Trustee in respect of the Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

     "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary to the nearest 1/100,000 of % (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

     "LIBOR Determination Date" means, with respect to any Interest Period, the day that is the second London Business Day prior to the commencement of such Interest Period (or, in the case of the first Interest Period, with respect to the period from December __, 1996 to but excluding January __, 1997, on the second business day prior to December __, 1996.)

     "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) the Servicer has determined in good faith that all amounts it expects to recover have been received, (ii) such Receivable shall have become 180 or more days delinquent on a recency basis, (iii) the Financed Vehicle has been sold and the proceeds received, or (iv) a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable.

     "London Business Day" means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "Minimum Net Worth" means at any time of determination, and with respect to the General Partner, net worth equal to 10% of the Certificate Balance. For the purpose of the determination of Minimum Net Worth: (i) the Demand Note issued to the General Partner shall be valued at par, (ii) assets subject to a lien shall be valued at zero, (iii) Certificates or any other interests in any entity taxable as a partnership for federal income tax purposes shall be valued at zero, (iv) investments shall be valued at their respective purchase prices plus accrued interest, and (v) demand notes of NationsBank Corporation issued as contributions to the General Partner in connection with its status as a general partner of any other partnership formed pursuant to trust agreements substantially similar to the Trust Agreement shall be valued at an amount equal to the excess, if any, of (a) the aggregate current amount of all such demand notes over (b) 10% of the aggregate Certificate Balance (as such terms are defined in the related trust agreement) of all certificates issued by such partnerships, as of such date of determination.

     "Monthly Period" means with respect to each Distribution Date and the Class A-1 Final Scheduled Distribution Date, the calendar month preceding the month in which such Distribution Date or Class A-1 Final Scheduled Distribution Date occurs.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Net Liquidation Proceeds" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the vehicles securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repair, repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

     "Net Loss Rate" means for any Monthly Period, the product, expressed as a percentage, of twelve multiplied by a fraction, the numerator of which is equal to (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Monthly Period less (ii) the Net Liquidation Proceeds received by the Trust with respect to Receivables which became Liquidated Receivables in such Monthly Period and any prior Monthly Periods, and the denominator of which is equal to the Aggregate Principal Balance of the Receivables as of the first day of such Monthly Period.

     "Note" means a Class A-1 Note, a Class A-2 Note and a Class A-3 Note.

     "Note Depository Agreement" shall mean the agreement among the Trust, the Servicer and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit C to the Indenture, relating to the Notes.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 (a)(ii) of the Sale and Servicing Agreement.

     "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Noteholder Secured Obligations" means, with respect to the Securities, all amounts and obligations which the Servicer or the Seller may at any time owe or be required to perform to or on behalf of the Trustee or the Noteholders under the Indenture or any other Basic Document, regardless of whether such amounts are owed or performance is due now or in the future, whether liquidated or unliquidated, contingent or non-contingent.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. Interest shall be computed on the basis of
(i) the actual number of days elapsed in a 360-day year in the case of the Class A-1 Notes and the Class A-2 Notes and (ii) a 360-day year of twelve 30-day months in the case of the Class A-3 Notes.

     "Noteholders' Monthly Interest Distributable Amount" means, (A) with respect to any Distribution Date, the product of (i)(x) in the case of the Class A-1 Notes and the Class A-2 Notes, the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360 and (y) in the case of the Class A-3 Notes, one-twelfth of the Interest Rate for such Class (or, in the case of the first Distribution Date, the Interest Rate for such Class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date and (B) with respect to the Class A-1 Notes and the Class A-1 Final Scheduled Distribution Date, the product of (i) the Interest Rate for the Class A-1 Notes and a fraction, the numerator of which is the actual number of days elapsed from and including the preceding Distribution Date to but excluding the Class A-1 Final Scheduled Distribution Date and the denominator of which is 360 and (ii) the outstanding principal amount of the Class A-1 Notes immediately preceding the Class A-1 Final Scheduled Distribution Date.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

     "Noteholders' Percentage" means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount; and (iii) relating to any other Distribution Date, 0%.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall for such Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and
(ii).

     "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Policy" means the financial guaranty insurance policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders with respect to the Notes, including any endorsements thereto, in the form of Exhibit E to the Indenture.

     "Note Policy Claim Amount" has the meaning specified in Section 5.18(a) of the Indenture.

     "Note Pool Factor" for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes as of such Distribution Date after giving effect to principal distributions on such date divided by the original outstanding principal amount of such Class of Notes.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

     "Notice of Claim" has the meaning, with respect to the Note Policy, specified in Section 5.18(b) of the Indenture, and with respect to the Certificate Policy, specified in Section 5A.1(b) of the Sale and Servicing Agreement.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officer's Certificate" means (i) with respect to the Indenture, a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture and TIA ss. 314, and delivered to the Indenture Trustee, and (ii) otherwise, a certificate signed by the (a) chairman of the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel" means (i) with respect to the Indenture, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee and, if addressed to the Insurer, satisfactory to the Insurer, and which shall comply with any applicable requirements of Section 11.1 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee, and if addressed to the Insurer, satisfactory to the Insurer, and (ii) otherwise, one or more written opinions of counsel who may be an employee of or counsel to the Seller or the Servicer or any Affiliate thereof, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee, the Insurer or the Rating Agencies, as applicable.

     "Original Pool Balance" means the Pool Balance as of the Cutoff Date.

     "Originator" means, with respect to any Receivable, either SunStar Acceptance Corporation or SunStar Acceptance Corporation (California), as the original purchaser of such Receivable from the applicable Dealer.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                    (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                    (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee); and

                    (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser.

provided, however, that Notes which have been paid with proceeds of the Note Policy shall continue to remain Outstanding for purposes of the Indenture until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

     "Owner" shall mean each Person who is the beneficial owner of a Book Entry Certificate as reflected in the records of the Clearing Agency or if a Clearing Agency Participant is not the Owner, then as reflected in records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Owner Trustee" means ________________________, a ________ banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors in interest or any successor Owner Trustee under the Trust Agreement.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Spread Account Agreement.

     "Payment Date" means a Distribution Date.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Policies" means the Certificate Policy and the Note Policy.

     "Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

     "Post Cutoff Date Insurance Add-Ons" means Collateral Protection Insurance Premiums added to the Contracts on or after the Cutoff Date with regard to each Contract.

     "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Rule of 78s Method or the Actuarial Method.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preference Claim" has the meaning, with respect to the Note Policy, specified in Section 5.19(b) of the Indenture, and with respect to the Certificate Policy, specified in Section 5A.2(b) of the Sale and Servicing Agreement.

     "Principal Balance" means, with respect to any Receivable, as of any date
(a) with respect to any Precomputed Receivable, the present value of all Scheduled Payments for such Receivable remaining due and unpaid on such date (calculated based on the assumption that each such Scheduled Payment is paid on its due date), discounted monthly over the remaining term of the Receivable at one-twelfth of the related APR and (b) with respect to any Simple Interest Receivable, the Amount Financed minus that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Simple Interest Method.

     "Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal deposited in the Note Distribution Account and/or the Certificate Distribution Account with respect to such current Distribution Date.

     "Principal Distributable Amount" means, with respect to any Distribution Date, without duplication, the sum of (i) the principal portion (calculated in the case of Precomputed Receivables on the basis of the Actuarial Method and in the case of Simple Interest Receivables on the basis of the Simple Interest Method) of all Collected Funds received during the immediately preceding Monthly Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Monthly Period, and (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Indenture Trustee or Controlling Party for distribution pursuant to Section 5.6 of the Indenture.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Agreement" means the Purchase Agreement between the Seller and SunStar Acceptance Corporation, dated as of November 30, 1996, pursuant to which the Seller acquired the Receivables.

     "Purchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Principal Balance of such Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as SunStar Acceptance Corporation is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Monthly Period by the Servicer pursuant to Section
4.7 of the Sale and Servicing Agreement or repurchased by the Seller or SunStar Acceptance Corporation pursuant to Section 3.2(a) of the Sale and Servicing Agreement.

     "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given at least 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes or the Certificates, as applicable.

     "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

     "Receivable" means any Contract listed on Schedule A to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche) conveyed to the Trust on the Closing Date, as such Contract may be amended or modified; provided, however, that no Receivable shall include any CPI Funds, all of which shall remain the property of SunStar Acceptance Corporation or SunStar Acceptance Corporation (California), as applicable, which rights to such funds are not being transferred pursuant to the Basic Documents (regardless of whether the related CPI was placed before, on or after the Closing Date) .

     "Receivable Files" means the documents specified in Section 3.3 of the Sale and Servicing Agreement.

     "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the last Business Day immediately preceding such Distribution Date or Redemption Date, unless otherwise specified.

     "Redemption Date" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to Section 10.1(b) of the Indenture, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) or (b) of the Indenture, as applicable.

     "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to
Section 10.1(b) of the Indenture, the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

     "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.

     "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rule of 78s Method" means the method under which a portion of a payment allocated to earned interest and the portion allocable to principal is determined according to the sum of the month's digits or any equivalent method commonly referred to as the "Rule of 78s."

     "Rule of 78s Receivable" means a Receivable which by its terms calculates interest and principal with respect to each scheduled payment in accordance with the Rule of 78s method.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among NationsFinancial Auto Owner Trust 1996- 1, NationsFinancial Funding Corporation, and SunStar Acceptance Corporation, dated as of November 30, 1996.

     "Scheduled Payment" means (i) with respect to any Receivable, the fixed level payment (net of any portion of such payment attributable to any Collateral Protection Insurance Premium) required to be made by the Obligor during the respective Monthly Period sufficient to amortize the Principal Balance thereof over the term of the Receivable and to provide interest at the APR with respect to Precomputed Receivables, under the Actuarial Method and with respect to Simple Interest Receivables, under the Simple Interest Method.

     "Schedule of Receivables" means the listing of the Receivables set forth in Schedule A to the Sale and Servicing Agreement.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Secured Obligations" means Insurer Secured Obligations, Noteholder Secured Obligations and Trust Secured Obligations.

     "Securities" means the Notes and the Certificates.

     "Seller" means NationsFinancial Funding Corporation, a Delaware corporation and its successors in interest.

     "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

     "Servicer Default" means an event specified in Section 8.1 of the Sale and Servicing Agreement.

     "Servicer" means SunStar Acceptance Corporation, as the servicer of the Receivables, and each successor Servicer pursuant to Section 7.3 or 8.2 of the Sale and Servicing Agreement.

     "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit D to the Sale and Servicing Agreement.

     "Servicing Fee" has the meaning specified in Section 4.8 of the Sale and Servicing Agreement.

     "Servicing Fee Rate" means [2.5]% per annum.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made (in some states assuming 30 day months), divided by the actual number of days in a year (360 days in states which assume 30 day months) and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Spread Account Requirement" has the meaning specified in Section 3(b) of the Spread Account Agreement.

     "Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

     "Spread Account Agreement" means the Spread Account Agreement dated as of November 30, 1996 among the Seller, the Servicer and the Collateral Agent.

     "Spread Account Initial Deposit" means, with respect to the Closing Date, an amount equal to ___% of the aggregate principal balance of the Receivables as of the Cutoff Date (which is equal to $____________).

     "Spread Account Property" has the meaning set forth in Section 3(a) of the Spread Account Agreement.

     "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Subservicer" means SunStar Acceptance Corporation (California).

     "Successor Servicer" has the meaning specified in Section 3.7(e) of the Indenture.

     "SunStar Acceptance Corporation" means SunStar Acceptance Corporation, a Delaware corporation.

     "Supplemental Servicing Fee" means charges collected (from whatever source) on the Receivables during the related Monthly Period including, in the case of a Precomputed Receivable that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the Rule of 78s, and other late fees, prepayment fees, administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables, plus reinvestment proceeds on any payments received in respect of Receivables during the related Monthly Period.

     "Termination Date" means the latest of (i) the expiration of the Note Policy and the return of the Note Policy to the Insurer for cancellation, (ii) the date on which the Insurer shall have received payment and performance of all Insurer Issuer Secured obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Trustee Issuer Secured Obligations.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trigger Event" means that any of the following tests shall not be satisfied:

                    (i)   For any Distribution Date, the Average
           Delinquency Ratio is less than __%; and

                    (ii) For any Distribution Date, the Average Net Loss Rate is less than __%.

     "Trust" shall mean the trust established by the Trust Agreement.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.1(b) of the Sale and Servicing Agreement.

     "Trust Agreement" means the Trust Agreement dated as of November 30, 1996, between the Seller and the entity acting as Owner Trustee.

                    "Trust Certificate" shall mean a Certificate.

     "Trustee Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under the Indenture or the Notes.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Collateral Agent), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Property" has the meaning specified in Section 2.1 of the Sale and Servicing Agreement.

     "Trust Officer" means, (i) in the case of the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the entity acting as Owner Trustee with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

     "Trust Secured Obligations" means with respect to the Securities, all amounts and obligations which the Servicer or the Seller may at any time owe or be required to perform to or on behalf of the Owner Trustee or the Certificateholders under the Trust Agreement or any other Basic Document, regardless of whether such amounts are owed or performance is due now or in the future, whether liquidated or unliquidated, contingent or non-contingent.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the State of New York on the date of the Agreement.

                                    EXHIBIT B

                   FORM OF MONTHLY CERTIFICATEHOLDER STATEMENT

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1
                        _____% Asset Backed Certificates

Distribution Date:

Monthly Period:

        Under the Sale and Servicing Agreement dated as of November 30, 1996 among Sunstar Acceptance Corporation, as Servicer, NationsFinancial Funding Corporation, as Seller, NationsFinancial Auto Owner Trust 1996-1, as Issuer, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Monthly Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.  Information Regarding the Current Monthly Distribution.

 1.  Certificates.

        (a)     The aggregate amount of the
                distribution to the Certificates
                holders...........................................$________

        (b)     The amount of the distribution set
                forth in paragraph A.1.(a) above in
                respect of interest on the Certificates...........$________

        (c)     The amount of the distribution set
                forth in paragraph A.1.(a) above in
                respect of principal of the Certificates..........$________

        (d)     The amount of the distributions set
                forth in paragraph A.1.(a) payable
                out of amounts withdrawn from the Spread
                Account with respect to the Certificates..........$________

        (e)     The amount of the distribution in
                A.1.(a) payable pursuant to a claim
                on the Certificate Policy.........................$________

        (f)     The amount of the distribution set
                forth in paragraph A.1.(a) above
                per $1,000 interest in the Certificates...........$________

        (g)     The amount of the distribution set
                forth in paragraph A.1.(b) above
                per $1,000 interest in the Certificates...........$________

        (h)     The amount of the distribution set
                forth in paragraph A.1.(c) above
                per $1,000 interest in the Certificates...........$________

        (i)     The amount of the distribution set
                forth in paragraph A.1.(d) above
                per $1,000 interest in the Certificates...........$________

        (j)     The amount of the distribution set
                forth in paragraph A.1.(e) above per
                $1,000 interest in the Certificate................$________

B.      Information Regarding the Performance of the Trust.

 1.  Pool Balance and Certificate Principal Balance.

        (a)     The Pool Balance at the close of business on
                the last day of the Monthly Period...............$________

        (b)     The Certificate Principal Balance after
                giving effect to payments allocated to
                principal as set forth in Paragraph A.1.(c
                )................................................$________

        (c)     The Certificate Pool Factor after
                giving affect to the payments set
                forth in paragraph A.1.(c).......................$________

        (d)     the amount of aggregate Realized Losses for
                the second preceding Monthly Period..............$________

        (e)     The aggregate Purchase Amount for
                all Receivables that were repurchased
                in the Monthly Period............................$________

 2.     Servicing Fee.

                The aggregate amount of the Servicing
                Fee paid to the Servicer with respect
                to the preceding Monthly Period.................$________

 3.     Payment Shortfalls.

        (a)     The amount of the Certificates'
                Interest Carryover Shortfall after
                giving effect to the payments set forth
                in paragraph A.1.(b) above......................$________

        (b)     The amount of the Certificateholders'
                Interest Carryover Shortfalls set
                forth in paragraph B.3.(a) above per
                $1,000 interest with respect to
                the Certificate:................................$________

                                    EXHIBIT C

                      FORM OF MONTHLY NOTEHOLDER STATEMENT

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1
                       Class A-1 _____% Asset Backed Notes
                   Class A-2 Floating Rate Asset Backed Notes
                       Class A-3 ____% Asset Backed Notes

Distribution Date:

Monthly Period:

         Under the Sale and Servicing Agreement dated as of November 30, 1996 among Sunstar Acceptance Corporation, as Servicer, NationsFinancial Funding Corporation, as Seller, NationsFinancial Auto Owner Trust 1996-1, as Issuer, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Monthly Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.  Information Regarding the Current Monthly Distribution.

 1.  Notes.

        (a)     The aggregate amount of the
                distribution with respect to:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (b)     The amount of the distribution set
                forth in paragraph A.1.(a) above in
                respect of interest on:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (c)     The amount of the distribution set
                forth in paragraph A.1.(a) above in
                respect of principal of:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (d)     The amount of the distributions set
                forth in paragraph A.1.(a) payable out
                of amounts withdrawn from the Spread
                Account with respect to:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (e)     The amount of the distribution in
                A.1.(a) payable pursuant to a claim
                on the Note Policy with respect to:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (f)     The amount of the distribution set
                forth in paragraph A.1.(a) above
                per $1,000 interest in:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         The Class A-3 Notes....................$________

        (g)     The amount of the distribution set
                forth in paragraph A.1.(b) above
                per $1,000 interest in:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (h)     The amount of the distribution set
                forth in paragraph A.1.(c) above
                per $1,000 interest in:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (i)     The amount of the distribution set
                forth in paragraph A.1.(d) above
                per $1,000 interest in:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (j)     The amount of the distribution set
                forth in paragraph A.1.(e) above
                per $1,000 interest in:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

B.      Information Regarding the Performance of the Trust.

 1.  Pool Balance and Note Principal Balance.

        (a)     The Pool Balance at the close of business on
                the last day of the Monthly Period..............$_____

        (b) The Note Principal Balance after giving effect to payments allocated to principal as set forth in Paragraph A.1.(c) above with respect to:
                         the Class A-1 Notes....................$________
                         the Class A-2 Notes....................$________
                         the Class A-3 Notes....................$________

        (c) The Note Pool Factor for each Class of Notes after giving affect to the payments set forth in paragraph A.1.(c) with respect to:
                         the Class A-1 Notes.....................________
                         the Class A-2 Notes.....................________
                         the Class A-3 Notes.....................________

        (d)     The amount of aggregate Realized Losses for
                the second preceding Monthly Period.... ........$________

        (e)     The aggregate Purchase Amount for
                all Receivables that were repurchased
                in the Monthly Period...........................$_____

 2.     Servicing Fee.

                The aggregate amount of the Servicing
                Fee paid to the Servicer with respect
                to the preceding Monthly Period.................$_____

 3.     Payment Shortfalls.

        (a)     The amount of the Noteholders'
                Interest Carryover Shortfall after
                giving effect to the payments set forth
                in paragraph A.1.(b) above with respect to:
                         the Class A-1 Notes.....................$________
                         the Class A-2 Notes.....................$________
                         The Class A-2 Notes.....................$________

        (b) The amount of the Noteholders Interest Carryover Shortfalls set forth in paragraph B.3.(a) above per $1,000 interest with respect to:
                         the Class A-1 Notes.....................$________
                         the Class A-2 Notes.....................$________
                         The Class A-2 Notes.....................$________